Exhibit 99.1

Ceridian Reports Third Quarter 2019 Results

•	Total revenue of $202.3 million, up 13.6% year-over-year, and $203.4 million, up 14.0% year-over-year, on a constant currency basis
•	Dayforce recurring revenue of $109.4 million, up 32.6% year-over-year, and $109.6 million, up 33.0% year-over-year, on a constant currency basis
•	Dayforce revenue of $143.7 million, up 30.2% year-over-year, and $144.1 million, up 30.5% year-over-year, on a constant currency basis
•	Cloud revenue of $165.5 million, up 25.7% year-over-year, and $166.4 million, up 26.2% year-over-year, on a constant currency basis
•	Recurring services gross margin of 70.5%, an increase of 330 basis points year-over-year, driven by Cloud recurring services gross margin of 70.2%, an increase of 440 basis points year-over-year
•	Operating profit of $6.5 million, compared to third quarter 2018 operating profit of $16.2 million
•	Adjusted EBITDA of $46.4 million, up 27.5% year-over-year
•

Live Dayforce customers as of September 30, 2019, were 4,169, and Dayforce revenue per customer was $127,201 for the trailing twelve months ended September 30, 2019, up 7.0% year-over year, on a constant currency basis

Minneapolis, MN and Toronto, ON, November 7, 2019 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (“HCM”) software company, announced today its financial results for the third quarter ended September 30, 2019. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

“During the third quarter, we continued to see strong market demand for our solutions” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “Dayforce recurring revenue grew 32.6%, to $109.4 million, and was up 33.0% on a constant currency basis. Including revenue from Dayforce professional services and other, total Dayforce revenue grew 30.2%, to $143.7 million, which was above 30% growth for the first time since the third quarter of 2018. For the fourth quarter, we expect an acceleration of Dayforce revenue, primarily driven by Dayforce recurring revenue. We added 163 net new Dayforce customers during the quarter for a total of 4,169 customers live on the Dayforce platform, and Cloud revenue represented 82% of total revenue.”

Arthur Gitajn, Chief Financial Officer of Ceridian, added, “Adjusted EBITDA of $46.4 million, was up 27.5% year-over-year, driven by a 440 basis point improvement in Cloud recurring gross margin.”

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.32, with a daily range of $1.30 to $1.33, for the three months ended September 30, 2019, compared to $1.31, with a daily range of $1.29 to $1.33, for the three months ended September 30, 2018. As of September 30, 2019, the U.S. dollar to Canadian dollar foreign exchange rate was $1.32. To present the performance of the business excluding the effect of foreign currency rate fluctuations, the Company presents revenue on a constant currency basis, which we believe is useful to management and investors. We calculate revenue on a constant currency basis by applying a fixed rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars for all applicable historical periods. Both the GAAP and non-GAAP revenue results are displayed in the tables accompanying this press release.

Financial Highlights for the Third Quarter 2019

Revenue

•

Total revenue, which includes revenue from both our Cloud and Bureau solutions, increased 13.6% to $202.3 million for the third quarter of 2019, compared with the third quarter of 2018. On a constant currency basis, total revenue increased 14.0% to $203.4 million for the third quarter of 2019, compared with the third quarter of 2018.

•

Dayforce recurring revenue increased 32.6% to $109.4 million for the third quarter of 2019, compared with the third quarter of 2018. On a constant currency basis, Dayforce recurring revenue increased 33.0% to $109.6 million for the third quarter of 2019, compared with the third quarter of 2018.

•

Dayforce revenue increased 30.2% to $143.7 million for the third quarter of 2019, compared with the third quarter of 2018. On a constant currency basis, Dayforce revenue increased 30.5% to $144.1 million for the third quarter of 2019, compared with the third quarter of 2018.

•

Cloud revenue, which includes both Dayforce and Powerpay, increased 25.7% to $165.5 million for the third quarter of 2019, compared with the third quarter of 2018. On a constant currency basis, Cloud revenue increased 26.2% to $166.4 million for the third quarter of 2019, compared with the third quarter of 2018.

Net Income and Net Income Per Share

•

Net income was $62.7 million for the third quarter of 2019, compared to $4.2 million for the third quarter of 2018. Net income for the third quarter of 2019, included a tax benefit of $65.8 million related to the release of our valuation allowance. Adjusted net income was $17.0 million for the third quarter of 2019, compared to $13.8 million for the third quarter of 2018.

•

Diluted net income per share was $0.42 for the third quarter of 2019, compared to $0.03 for the third quarter of 2018. Adjusted diluted net income per share was $0.11 for the third quarter of 2019, compared to $0.10 for the third quarter of 2018. Diluted weighted average common shares outstanding were 149.2 million and 145.1 million for the third quarter 2019 and 2018, respectively.

Gross Margin, Operating Profit, and Adjusted EBITDA

•	Gross margin improved to 43.9% for the third quarter of 2019, compared to 41.3% in the third quarter of 2018.
•

Recurring services gross margin improved to 70.5% for the third quarter of 2019, compared to 67.2% in the third quarter of 2018. Professional services and other gross margin improved to (7.7)% for the third quarter of 2019, compared to (13.6)% in the third quarter of 2018.

•

Operating profit was $6.5 million for the third quarter of 2019, compared to $16.2 million in the third quarter of 2018. Operating profit for the third quarter of 2019, included a $12.6 million loss for an isolated service incident.

•	Adjusted EBITDA increased 27.5% to $46.4 million for the third quarter of 2019, compared to $36.4 million in the third quarter of 2018.

Balance Sheet

•	Cash and equivalents were $270.9 million as of September 30, 2019, an increase of $53.1 million compared to $217.8 million as of December 31, 2018.
•	Total debt was $666.1 million as of September 30, 2019, a reduction of $4.2 million compared to $670.3 million as of December 31, 2018.

Dayforce Live Customer Count

•

4,169 Dayforce customers were live on the Dayforce platform as of September 30, 2019, a net increase of 704 customers compared to 3,465 Dayforce customers as of September 30, 2018, and a net increase of 163 customers compared to 4,006 as of June 30, 2019.

•

On a constant currency basis, Dayforce revenue per customer was $127,201 for the trailing twelve months ended September 30, 2019, an increase of 7.0% from $118,903 for the trailing twelve months ended September 30, 2018.

Business Outlook

Based on information available as of November 7, 2019, Ceridian is issuing guidance for the full year of 2019 as indicated below. The guidance below reflects a $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate. In addition, the guidance below reflects the 25 basis point Federal Reserve discount rate reduction which occurred at the Federal Open Market Committee meeting on October 29-30, 2019. Our full year 2019 guidance had previously assumed no changes to the Federal Reserve discount rate in the fourth quarter.

Full Year 2019

Due to our strong revenue results, we are increasing our full year fiscal 2019 revenue guidance for Cloud and total revenue, as follows:

•

Cloud revenue is expected to be in the range of $659.0 million to $662.0 million. Assuming Powerpay revenue of approximately $92.5 million, Dayforce revenue is expected to be in the range of $566.5 million to $569.5 million.

•	Total revenue is expected to be in the range of $822.0 million to $825.0 million.

We are reaffirming our outlook for Adjusted EBITDA, which is expected to be in the range of $182.0 million to $187.0 million.

For each $0.01 change in the U.S. dollar to Canadian dollar foreign exchange rate, we estimate it would affect our fourth quarter 2019 guidance ranges for Cloud revenue by approximately $1.6 million, total revenue by approximately $2.0 million, and Adjusted EBITDA by approximately $0.6 million.

Based on current market conditions, portfolio composition and investment practices, each 100 basis point change in market investment rates would result in approximately $18 million of change in float revenue over the ensuing twelve month period.

We have not reconciled the Adjusted EBITDA range for the full fiscal year of 2019 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Conference Call Details

Ceridian will host a conference call on November 7, 2019 at 5:00 p.m. Eastern Time to discuss the financial results for the third quarter of 2019. Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at https://investors.ceridian.com. Those wishing to participate via the telephone may dial in at 877-701-0459 (USA) or 647-689-5466 (International). The conference call replay will be available via webcast through Ceridian’s Investor Relations website at https://investors.ceridian.com.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), and revenue on a constant currency basis. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss), non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA is a component of our management incentive plan and Adjusted EBITDA and Adjusted EBITDA margin are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude net income (loss) from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, transaction costs, and other non-recurring charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income (loss) is defined as net income (loss), as adjusted to exclude net income (loss) from discontinued operations, release of the valuation allowance, gain (loss) on extinguishment of debt, sponsor management fees, non-cash charges for asset impairments, gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, transaction costs, and other non-recurring charges, all of which are adjusted for the effect of income taxes. Management believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) are helpful in highlighting management performance trends because Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) should not be considered as alternatives to operating profit (loss), net income (loss), earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA and Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) are not defined under GAAP, are not measures of net income (loss), operating profit (loss), or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

In evaluating Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss), you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue on a constant currency basis to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which we believe is useful to management and investors. We calculate revenue on a constant currency basis by applying a fixed rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars for all applicable historical periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to full year fiscal 2019 total revenue, Cloud revenue and Adjusted EBITDA, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following:

•	our inability to attain or to maintain profitability;
•	significant competition for our solutions;
•	our inability to continue to develop or to sell our existing Cloud solutions;
•	our inability to manage our growth effectively;
•	the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue;
•	the decline or slower than expected development of the market for enterprise cloud;
•	failure of our efforts to increase use of our Cloud solutions and our other applications may not succeed;
•	our failure to provide enhancements and new features and modifications to our solutions;
•	failure to comply the Federal Trade Commission’s (“FTC”) ongoing consent order regarding data protection;

•	system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information;
•	our failure to comply with applicable privacy, security and data laws, regulations and standards;
•	changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations;
•	our inability to successfully expand our current offerings into new markets or further penetrate existing markets;
•	our inability to meet the more complex configuration and integration demands of our large customers;
•	the impact of the material weakness related to the duplicative payroll incident and our failure to maintain effective internal controls in the future;
•	the risk of our customers declining to renew their agreements with us or renewing at lower performance fee levels;
•	our failure to manage our technical operations infrastructure;
•	our inability to maintain necessary third party relationships, and third party software licenses or there are errors in the software we license;
•	our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how;
•	our failure to keep pace with rapid technological changes and evolving industry standards;
•	changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself;
•	general economic, political and market forces beyond our control; and
•	other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions, except share data)

	September 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and equivalents	$270.9	$217.8
Trade and other receivables, net	69.5	63.9
Prepaids expenses and other current assets	59.9	48.9
Total current assets before customer trust funds	400.3	330.6
Customer trust funds	2,604.0	2,603.5
Total current assets	3,004.3	2,934.1
Right of use lease asset	36.8	—
Property, plant, and equipment, net	108.8	104.4
Goodwill	1,961.2	1,927.4
Other intangible assets, net	181.7	187.5
Other assets	143.4	94.4
Total assets	$5,436.2	$5,247.8
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6.8	$6.8
Short-term lease liabilities	13.3	—
Accounts payable	34.1	41.5
Deferred revenue	27.2	23.2
Employee compensation and benefits	57.4	54.5
Other accrued expenses	14.0	23.9
Total current liabilities before customer trust funds obligations	152.8	149.9
Customer trust funds obligations	2,590.4	2,619.7
Total current liabilities	2,743.2	2,769.6
Long-term debt, less current portion	659.3	663.5
Employee benefit plans	129.1	153.3
Long-term lease liabilities	31.8	—
Other liabilities	19.7	45.9
Total liabilities	3,583.1	3,632.3
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 143,835,394 and 139,453,710 shares issued and outstanding as of September 30, 2019, and December 31, 2018, respectively	1.4	1.4
Additional paid in capital	2,428.3	2,325.6
Accumulated deficit	(228.3)	(335.6)
Accumulated other comprehensive loss	(348.3)	(375.9)
Total stockholders’ equity	1,853.1	1,615.5
Total liabilities and equity	$5,436.2	$5,247.8

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
		*As Adjusted		*As Adjusted
Revenue:
Recurring services	$167.4	$149.5	$503.7	$460.5
Professional services and other	34.9	28.6	98.6	85.4
Total revenue	202.3	178.1	602.3	545.9
Cost of revenue:
Recurring services	49.4	49.1	149.0	149.3
Professional services and other	37.6	32.5	107.1	98.7
Product development and management	17.5	14.5	49.1	43.3
Depreciation and amortization	9.0	8.5	26.7	25.7
Total cost of revenue	113.5	104.6	331.9	317.0
Gross profit	88.8	73.5	270.4	228.9
Selling, general, and administrative expense	82.3	57.3	217.8	193.1
Operating profit	6.5	16.2	52.6	35.8
Interest expense, net	7.8	8.8	25.2	74.4
Other expense (income), net	1.6	0.9	4.7	(0.7)
(Loss) income from continuing operations before income taxes	(2.9)	6.5	22.7	(37.9)
Income tax (benefit) expense	(65.6)	(0.7)	(57.5)	6.3
Income (loss) from continuing operations	62.7	7.2	80.2	(44.2)
Loss from discontinued operations	—	(3.0)	—	(14.8)
Net income (loss)	62.7	4.2	80.2	(59.0)
Net loss attributable to noncontrolling interest	—	—	—	(0.5)
Net income (loss) attributable to Ceridian	$62.7	$4.2	$80.2	$(58.5)
Net income (loss) per share attributable to Ceridian:
Basic	$0.44	$0.03	$0.57	$(0.63)
Diluted	$0.42	$0.03	$0.54	$(0.63)
Weighted average shares outstanding:
Basic	142,780,819	137,768,764	141,369,339	105,730,178
Diluted	149,153,227	145,064,698	148,279,943	105,730,178

*

Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-07, “Compensation—Retirement Benefits,” which we adopted on January 1, 2019.

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Nine Months Ended September 30,
	2019	2018
		*As Adjusted
Net income (loss)	$80.2	$(59.0)
Loss from discontinued operations	—	14.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax benefit	(75.9)	(9.4)
Depreciation and amortization	43.9	42.4
Amortization of debt issuance costs and debt discount	0.8	1.9
Loss on debt extinguishment	—	25.7
Net periodic pension and postretirement cost	3.9	1.8
Non-cash share-based compensation	26.0	18.0
Other	1.8	0.1
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(10.6)	4.2
Prepaid expenses and other current assets	(10.1)	(6.4)
Accounts payable and other accrued expenses	(2.5)	(8.4)
Deferred revenue	2.6	4.8
Employee compensation and benefits	(18.5)	(27.7)
Accrued interest	—	(15.5)
Accrued taxes	(10.4)	5.2
Other assets and liabilities	(6.6)	(7.3)
Net cash provided by (used in) operating activities - continuing operations	24.6	(14.8)
Net cash used in operating activities - discontinued operations	—	(3.3)
Net cash provided by (used in) operating activities	24.6	(18.1)
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(335.1)	(694.8)
Proceeds from sale and maturity of customer trust funds marketable securities	278.1	707.9
Expenditures for property, plant, and equipment	(10.8)	(6.8)
Expenditures for software and technology	(27.6)	(21.9)
Acquisition costs, net of cash acquired	(29.4)	—
Net cash used in investing activities	(124.8)	(15.6)
Cash Flows from Financing Activities
Increase in customer trust funds obligations, net	(54.5)	(625.5)
Net proceeds from issuance of common stock	—	595.0
Proceeds from issuance of common stock under share-based compensation plans	76.7	22.2
Proceeds from debt issuance	—	680.0
Repayment of long-term debt obligations	(5.1)	(1,132.3)
Payment of debt refinancing costs	—	(23.3)
Net cash provided by (used in) financing activities	17.1	(483.9)
Effect of exchange rate changes on cash, restricted cash, and equivalents	7.2	(2.2)
Net decrease in cash, restricted cash, and equivalents	(75.9)	(519.8)
Elimination of cash from discontinued operations	—	0.5
Cash, restricted cash, and equivalents at beginning of period	1,106.3	2,411.8
Cash, restricted cash, and equivalents at end of period	$1,030.4	$1,892.5
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$270.9	$188.0
Restricted cash and equivalents included in customer trust funds	759.5	1,704.5
Total cash, restricted cash, and equivalents	$1,030.4	$1,892.5
*

Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2016-18, “Restricted Cash,” which we adopted on January 1, 2019.

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2019	2018	2019 vs. 2018		2019 vs. 2018
		As Adjusted (b)
	(Dollars in millions)
Revenue:
Cloud
Dayforce
Recurring services	$109.4	$82.5	32.6%	(0.4)%	33.0%
Professional services and other	34.3	27.9	22.9%	(0.3)%	23.2%
Total Dayforce revenue	143.7	110.4	30.2%	(0.3)%	30.5%
Powerpay
Recurring services	21.6	21.0	2.9%	(0.9)%	3.8%
Professional services and other	0.2	0.3	(33.3)%	(33.3)%	—
Total Powerpay revenue	21.8	21.3	2.3%	(1.4)%	3.7%
Total Cloud revenue	165.5	131.7	25.7%	(0.5)%	26.2%
Bureau
Recurring services	36.4	46.0	(20.9)%	(0.3)%	(20.6)%
Professional services and other	0.4	0.4	—	—	—
Total Bureau revenue	36.8	46.4	(20.7)%	(0.3)%	(20.4)%
Total revenue	$202.3	$178.1	13.6%	(0.4)%	14.0%

(a)	Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” section for information on our constant currency revenue, a Non-GAAP financial measure.
(b)	Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which we adopted on January 1, 2019.

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Nine Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2019	2018	2019 vs. 2018		2019 vs. 2018
		As Adjusted (b)
	(Dollars in millions)
Revenue:
Cloud
Dayforce
Recurring services	$314.7	$237.9	32.3%	(0.8)%	33.1%
Professional services and other	96.3	82.4	16.9%	(0.7)%	17.6%
Total Dayforce revenue	411.0	320.3	28.3%	(0.8)%	29.1%
Powerpay
Recurring services	64.0	64.7	(1.1)%	(3.3)%	2.2%
Professional services and other	0.8	0.9	(11.1)%	(11.1)%	—
Total Powerpay revenue	64.8	65.6	(1.2)%	(3.4)%	2.2%
Total Cloud revenue	475.8	385.9	23.3%	(1.2)%	24.5%
Bureau
Recurring services	125.0	157.9	(20.8)%	(0.7)%	(20.1)%
Professional services and other	1.5	2.1	(28.6)%	—	(28.6)%
Total Bureau revenue	126.5	160.0	(20.9)%	(0.7)%	(20.2)%
Total revenue	$602.3	$545.9	10.3%	(1.1)%	11.4%

(a)	Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” section for information on our constant currency revenue, a Non-GAAP financial measure.
(b)	Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which we adopted on January 1, 2019.

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables set forth certain information regarding our revenue on a constant currency basis for the three and nine months ended September 30, 2019, compared with the three and nine months ended September 30, 2018. We present revenue in constant currency to assess how our underlying business performed excluding the effect of foreign currency rate fluctuations. We calculate revenue on a constant currency basis by applying a fixed planning rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenue originally booked in Canadian dollars for all applicable periods.

	Three Months Ended September 30,		Increase/ (Decrease)
	2019	2018	Amount	%
	(Dollars in millions)
Constant Currency Revenue:
Cloud
Dayforce
Recurring services	$109.6	$82.4	$27.2	33.0%
Professional services and other	34.5	28.0	6.5	23.2%
Total Dayforce revenue	144.1	110.4	33.7	30.5%
Powerpay
Recurring services	22.0	21.2	0.8	3.8%
Professional services and other	0.3	0.3	—	—
Total Powerpay revenue	22.3	21.5	0.8	3.7%
Total Cloud revenue	166.4	131.9	34.5	26.2%
Bureau
Recurring services	36.6	46.1	(9.5)	(20.6%)
Professional services and other	0.4	0.4	—	0.0%
Total Bureau revenue	37.0	46.5	(9.5)	(20.4%)
Total constant currency revenue	$203.4	$178.4	$25.0	14.0%

	Nine Months Ended September 30,		Increase/ (Decrease)
	2019	2018	Amount	%
	(Dollars in millions)
Constant Currency Revenue:
Cloud
Dayforce
Recurring services	$316.0	$237.5	$78.5	33.1%
Professional services and other	96.8	82.3	14.5	17.6%
Total Dayforce revenue	412.8	319.8	93.0	29.1%
Powerpay
Recurring services	65.4	64.0	1.4	2.2%
Professional services and other	0.9	0.9	—	—
Total Powerpay revenue	66.3	64.9	1.4	2.2%
Total Cloud revenue	479.1	384.7	94.4	24.5%
Bureau
Recurring services	125.8	157.4	(31.6)	(20.1%)
Professional services and other	1.5	2.1	(0.6)	(28.6%)
Total Bureau revenue	127.3	159.5	(32.2)	(20.2%)
Total constant currency revenue	$606.4	$544.2	$62.2	11.4%

The following tables present a reconciliation of our reported results to our non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income (loss) basis for all periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
		As Adjusted (g)		As Adjusted (g)
	(Dollars in millions)
Operating profit	$6.5	$16.2	$52.6	$35.8
Other (expense) income, net	(1.6)	(0.9)	(4.7)	0.7
Depreciation and amortization	14.9	14.3	43.9	42.4
EBITDA from continuing operations (a)	19.8	29.6	91.8	78.9
Sponsorship management fees (b)	—	—	—	12.0
Intercompany foreign exchange loss (gain)	0.3	0.3	0.8	(2.5)
Share-based compensation	11.4	4.8	27.0	19.5
Severance charges (c)	0.8	1.1	4.4	4.1
Restructuring consulting fees (d)	1.5	0.6	3.6	3.1
Other non-recurring charges (e)	12.6	—	12.6	—
Transaction costs (f)	—	—	—	3.7
Adjusted EBITDA	$46.4	$36.4	$140.2	$118.8
Adjusted EBITDA margin	22.9%	20.4%	23.3%	21.8%

(a)	We define EBITDA from continuing operations as net income (loss) before interest, taxes, depreciation and amortization, and net income (loss) from discontinued operations.
(b)

Represents expenses related to management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC and Cannae Holdings, LLC. In April 2018, the management agreements terminated upon consummation of our IPO.

(c)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(e)	Represents loss on unrecovered duplicate payments associated with an isolated service incident.
(f)	Represents expense related to the IPO and refinancing of our debt that were not eligible for capitalization.
(g)

Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-07, “Compensation—Retirement Benefits,” which we adopted on January 1, 2019.

	Three Months Ended September 30, 2019
	As Reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$49.4	$0.9	$0.3	$—	$—	$48.2
Professional services and other	37.6	0.5	—	—	—	37.1
Product development and management	17.5	1.0	—	—	—	16.5
Depreciation and amortization	9.0	—	—	—	—	9.0
Total cost of revenue	113.5	2.4	0.3	—	—	110.8
Sales and marketing	35.5	1.3	0.5	—	—	33.7
General and administrative	46.8	7.7	—	14.1	—	25.0
Operating profit	6.5	11.4	0.8	14.1	—	32.8
Other expense, net	1.6	—	—	0.3	—	1.3
Depreciation and amortization	14.9	—	—	—	—	14.9
EBITDA from continuing operations	$19.8	$11.4	$0.8	$14.4	$—	$46.4
Net income	$62.7	$11.4	$0.8	$(51.4)	$(6.5)	$17.0
Net income per share- basic (c)	$0.44	$0.08	$0.01	$(0.37)	$(0.04)	$0.12
Net income per share- diluted (c)	$0.42	$0.08	$0.01	$(0.36)	$(0.04)	$0.11

(a)

Other includes intercompany foreign exchange loss, restructuring consulting fees, loss on unrecovered duplicate payments, and a tax benefit of $65.8 million related to the release of our valuation allowance.

(b)	Income tax effects are calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 142,780,819 and 149,153,227 weighted-average shares of common stock, respectively.

	Three Months Ended September 30, 2018
	As Reported (d)	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$49.1	$0.3	$0.3	$—	$—	$48.5
Professional services and other	32.5	0.2	0.1	—	—	32.2
Product development and management	14.5	0.3	—	—	—	14.2
Depreciation and amortization	8.5	—	—	—	—	8.5
Total cost of revenue	104.6	0.8	0.4	—	—	103.4
Sales and marketing	28.2	0.7	—	—	—	27.5
General and administrative	29.1	3.3	0.7	0.6	—	24.5
Operating profit	16.2	4.8	1.1	0.6	—	22.7
Other expense, net	0.9	—	—	0.3	—	0.6
Depreciation and amortization	14.3	—	—	—	—	14.3
EBITDA from continuing operations	$29.6	$4.8	$1.1	$0.9	$—	$36.4
Net income	$4.2	$4.8	$1.1	$3.9	$(0.2)	$13.8
Net income per share- basic (c)	$0.03	$0.03	$0.01	$0.03	$—	$0.10
Net income per share- diluted (c)	$0.03	$0.03	$0.01	$0.03	$—	$0.10
(a)	Other includes sponsor management fees, intercompany foreign exchange gain, restructuring consulting fees, IPO transaction costs, and loss from discontinued operations of $3.0 million.
(b)

We do not apply an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets. Income tax effect in foreign jurisdictions is calculated based on the statutory tax rates during the quarter.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 137,768,764 and 145,064,698 weighted-average shares of common stock, respectively.
(d)

Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-09, “Compensation- Retirement Benefits,” which we adopted on January 1, 2019.

	Nine Months Ended September 30, 2019
	As Reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$149.0	$2.1	$1.1	$—	$—	$145.8
Professional services and other	107.1	1.2	0.4	—	—	105.5
Product development and management	49.1	2.2	0.1	—	—	46.8
Depreciation and amortization	26.7	—	—	—	—	26.7
Total cost of revenue	331.9	5.5	1.6	—	—	324.8
Sales and marketing	105.6	3.6	1.9	—	—	100.1
General and administrative	112.2	17.9	0.9	16.2	—	77.2
Operating profit	52.6	27.0	4.4	16.2	—	100.2
Other expense, net	4.7	—	—	0.8	—	3.9
Depreciation and amortization	43.9	—	—	—	—	43.9
EBITDA from continuing operations	$91.8	$27.0	$4.4	$17.0	$—	$140.2
Net income	$80.2	$27.0	$4.4	$(48.8)	$(7.1)	$55.7
Net income per share- basic (c)	$0.57	$0.19	$0.03	$(0.35)	$(0.05)	$0.39
Net income per share- diluted (d)	$0.54	$0.19	$0.03	$(0.33)	$(0.05)	$0.38

(a)

Other includes intercompany foreign exchange loss and restructuring consulting fees, loss on unrecovered duplicate payments, and a tax benefit of $65.8 million related to the release of our valuation allowance.

(b)

Income tax effects are calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter. Prior to June 30, 2019, we did not apply an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 141,369,339 and 148,279,943 weighted-average shares of common stock, respectively.

	Nine Months Ended September 30, 2018
	As Reported (d)	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	149.3	1.7	1.1	$—	$—	$146.5
Professional services and other	98.7	1.0	0.7	—	—	97.0
Product development and management	43.3	0.9	0.1	—	—	42.3
Depreciation and amortization	25.7	—	—	—	—	25.7
Total cost of revenue	317.0	3.6	1.9	—	—	311.5
Sales and marketing	86.9	3.5	1.0	—	—	82.4
General and administrative	106.2	12.4	1.2	18.8	—	73.8
Operating profit	35.8	19.5	4.1	18.8	—	78.2
Other (income) expense, net	(0.7)	—	—	(2.5)	—	1.8
Depreciation and amortization	42.4	—	—	—	—	42.4
EBITDA from continuing operations	78.9	19.5	4.1	16.3	$—	$118.8
Net (loss) income attributable to Ceridian	$(58.5)	$19.5	$4.1	$56.8	$(0.7)	$21.2
Net (loss) income per share attributable to Ceridian- basic (c)	$(0.63)	$0.18	$0.04	$0.54	$(0.01)	$0.12
Net (loss) income per share attributable to Ceridian- diluted (c)	$(0.63)	$0.18	$0.04	$0.54	$(0.01)	$0.12

(a)

Other includes sponsor management fees, intercompany foreign exchange gain, restructuring consulting fees, IPO transaction costs, loss from discontinued operations of $14.8 million, and loss on extinguishment of debt of $25.7 million.

(b)

We do not apply an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets. Income tax effect in foreign jurisdictions is calculated based on the statutory tax rates during the quarter.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 105,730,178 weighted-average shares of common stock.
(d)

Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-09, “Compensation- Retirement Benefits,” which we adopted on January 1, 2019.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com